Exhibit 2.2

AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This Amendment (this “Amendment”) to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of August 30, 2015 by and among Amicus Therapeutics, Inc., a Delaware corporation (“Parent”), Titan Merger Sub Corp., a Delaware corporation and a direct, wholly owned subsidiary of Parent, Scioderm, Inc., a Delaware corporation (the “Company”), and Fortis Advisors LLC, a Delaware limited liability company, as the Shareholders’ Agent, is entered into and effective as of September 30, 2015.

A.                                    The Board of Directors of Parent has approved, and deems it advisable and in the best interest of its shareholders, to amend the Merger Agreement as set forth herein;

B.                                    The Board of Directors of the Company has determined that it is advisable and in the best interest of its shareholders to amend the Merger Agreement as set forth herein and has recommended the adoption of this amendment to the Company Shareholders; and

C.                                    Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Merger Agreement.

In consideration of the foregoing and the respective covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      The first sentence of Section 2.7(c) of the Merger Agreement is hereby amended and restated in its entirety as follows:

“The Initial Amount, the Aggregate Series B Preference Amount, and the Aggregate Series A Preference Amount shall be payable $135,441,225 in cash and the remaining amount in shares of Parent Common Stock based on the Parent Stock Value.”

2.                                      Notwithstanding anything in the Merger Agreement to the contrary (but after giving effect to the amendment set forth in Section 1), in connection with the payment of the Initial Amount, the Aggregate Series B Preference Amount and the Aggregate Series A Preference Amount:

(a)                                 the Effective Time Holders set forth on Exhibit A-1 (i) shall receive, (A) other than with respect to any Company Plan Options held by them, an aggregate amount of cash equal to the Parent Stock Value applicable to the Initial Amount, multiplied by the number of shares of Parent Common Stock that otherwise would be issued to them, and (B) with respect to any Company Plan Options held by them, an aggregate amount of cash equal to the closing sale price per share of Parent Common Stock as reported on NASDAQ for the trading day immediately prior to the Closing Date, multiplied by the number of shares of Parent Common Stock that otherwise would be issued to them (the sum of the number of shares of Parent Common Stock referred to in clauses (A) and (B), the “Initial Reallocation Amount”), and (ii) shall not be issued any shares of Parent Common Stock; and

(b)                                 the Effective Time Holders set forth on Exhibit A-2 (i) shall be issued an aggregate number of shares of Parent Common Stock equal to the number of shares of Parent Common Stock that otherwise would be issued to the Effective Time Holders set forth on Exhibit A-1 (the “Reallocation Amount”), in addition to the shares of Parent Common Stock otherwise being issued to them, and (ii) cash payments that otherwise would be made to them shall be reduced by an aggregate amount equal to the Parent Stock Value applicable to the Initial Amount, multiplied by the Reallocation Amount.

This Section 2 (including with respect to (i) the allocation of the Initial Reallocation Amount, the Reallocation Amount and the cash payments described herein and (ii) the payment of certain portions thereof through Company payroll, subject to withholding) shall be effected as set forth in the Consideration Spreadsheet (in particular, the tab titled “Stock-Cash Reallocations”), which is attached hereto as Exhibit B.  Any employer-level payroll Taxes associated with any of the payments described in this Section 2 shall not be included in Company Fees and Expenses, to the extent already included in Company Fees and Expenses.  The Merger Agreement is hereby amended to reflect this Section 2.

3.                                      Section 2.7(d) of the Merger Agreement is hereby amended by adding the following sentence after the last sentence of Section 2.7(d):

“Notwithstanding any of the foregoing in this Section 2.7(d), in no event will Parent be entitled to elect to issue shares of Parent Common Stock as payment for any Milestone Payment or the PRV Payment if such issuance would require approval of Parent’s stockholders under applicable listing requirements, unless Parent has received such approval under applicable listing requirements.”

4.                                      Immediately after the execution and delivery of this Amendment (but prior to the Closing), the Company shall deliver to Parent a written consent of the Company Shareholders approving and adopting this Amendment in accordance with the Company Certificate of Incorporation and the DGCL.

5.                                      Sections 8.3, 8.4 and 8.5 and Article X of the Merger Agreement shall apply, mutatis mutandis, to the terms of this Amendment and are incorporated herein by reference.

6.                                      This Amendment shall not amend or otherwise modify the Merger Agreement, except as expressly set forth herein.  The Merger Agreement shall continue in full force and effect as amended and modified hereby.

[remainder of page intentionally left blank]

2

IN WITNESS WHEREOF, the parties have executed this Amendment to be effective as of the date first written above.

AMICUS THERAPEUTICS, INC.

By:	/s/ William D. Baird, III
	Name:	William D. Baird, III
	Title:	Chief Financial Officer

TITAN MERGER SUB CORP.

By:	/s/ William D. Baird, III
	Name:	William D. Baird, III
	Title:	Treasurer

SCIODERM, INC.

By:	/s/ Robert Ryan
	Name:	Robert Ryan
	Title:	Chief Executive Officer

FORTIS ADVISORS LLC,
as Shareholders’ Agent

By:	/s/ Ryan Simkin
Name: Ryan Simkin
Title: Managing Director

Acknowledged and agreed with respect to Section 2:

REDMILE CAPITAL FUND, LP
By:	Redmile Group (GP), LLC, its General Partner
By:	Redmile Group, LLC, the Investment Manager

By:	/s/ Jeremy Green
Printed name: Jeremy Green
Title: Managing Member

Date:	September 30, 2015

REDMILE CAPITAL OFFSHORE FUND, LTD.
By:	Redmile Group, LLC

By:	/s/ Jeremy Green
Printed name: Jeremy Green
Title: Managing Member

Date:	September 30, 2015

REDMILE CAPITAL OFFSHORE FUND II, LTD.
By:	Redmile Group, LLC

By:	/s/ Jeremy Green
Printed name: Jeremy Green
Title: Managing Member

Date:	September 30, 2015

REDMILE SPECIAL OPPORTUNITIES FUND, LTD.
By:	Redmile Group, LLC

By:	/s/ Jeremy Green
Printed name: Jeremy Green
Title: Managing Member

Date:	September 30, 2015

P REDMILE LTD.

By:	/s/ Saintco, Ltd.
Printed Name: Saintco, Ltd.
Title: Director

Date:	September 30, 2015

Acknowledged and agreed with respect to Section 2:

MORGENTHALER VENTURE PARTNERS IX, L.P.
By: Morgenthaler Management Partners IX, LLC,
its Managing Partner

By:	/s/ Ralph Christoffersen
Printed Name: Ralph Christoffersen,
Title: Member

Date:	September 30, 2015

Acknowledged and agreed with respect to Section 2:

TECHNOLOGY PARTNERS FUND VIII, LP
By: TP Management VIII, LLC

By:	/s/ TP Management VIII, LLC
Printed Name:	TP Management VIII, LLC
Title: Managing Member

Date:	September 30, 2015

TP MANAGEMENT VIII, LLC

By:	/s/ TP Management VIII, LLC
Printed Name:	TP Management VIII, LLC
Title: Managing Member

Date:	September 30, 2015

Acknowledged and agreed with respect to Section 2:

/s/ Willistine Lenon
WILLISTINE LENON

/s/ Mariam Khalil
MARIAM KHALIL

/s/ Jamie Gault
JAMIE GAULT

/s/ Robert Ryan
ROBERT RYAN

/s/ Ron Nardi
RON NARDI

Exhibit A-1

Effective Time Holders receiving cash in lieu

of the Initial Reallocation Amount:

Veronica Burnside

Willistine Lenon

Mariam Khalil

Jamie Gault

Lindsay Reklis

Robert Ryan

Ron Nardi

Exhibit A-2

Effective Time Holders receiving the Initial

Reallocation Amount in lieu of cash:

Morgenthaler Venture Partners IX, L.P.

Redmile Capital Fund, LP

Redmile Capital Offshore Fund, Ltd.

Redmile Capital Offshore Fund II, Ltd.

Redmile Special Opportunities Fund, Ltd.

P Redmile Ltd.

Technology Partners Fund VIII, LP

TP Management VIII, LLC

Exhibit B

Consideration Spreadsheet

(see attached)